SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2004

Commission File Number: 000-18053

LASERSCOPE

(Exact name of Registrant as specified in its charter)

CALIFORNIA	77-0049527
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3070 ORCHARD DRIVE
SAN JOSE, CA 95134-2011
(Address of principal executive offices)

(408) 943-0636
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.

On October 11, 2004, Laserscope entered into a Net Lease Agreement (the “Agreement”) with Realtec Properties I, L.P. (“Realtec”) for properties totaling approximately 69,000 square feet located at 3052 Orchard Drive and 3070 Orchard Drive, San Jose, California 95134. The lease commences on November 1, 2004 and has an initial term of eight years, with an option for Laserscope to renew for an additional five-year period. The base monthly rent under the lease is approximately $58,347 for the first year of the lease, approximately $59,514 for the second year of the lease, approximately $60,705 for the third year of the lease, approximately $61,919 for the fourth year of the lease, approximately $63,157 for the fifth year of the lease, approximately $64,420 for the sixth year of the lease, approximately $65,709 for the seventh year of the lease and approximately $67,023 for the eighth year of the lease.

Under the terms of the Agreement, the currently existing leases, between Laserscope and Realtec, for properties totaling approximately 41,000 square feet located at 3070 Orchard Drive and 3075 North First Street, San Jose, California terminate without penalty to Laserscope effective November 1, 2004. The base monthly rent for the terminated leases was approximately $139,222.

The foregoing summary is subject in all respects to the actual terms of the Agreement, a copy of which is attached as Exhibit 10.6 to this Form 8-K.

ITEM 1.02. Termination of a Material Definitive Agreement.

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 1.02.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under “Item 1.01 Entry into a Material Definitive Agreement” is hereby incorporated by reference into this Item 2.03.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

10.6	Net Lease Agreement between Laserscope and Realtec Properties I, L.P. dated October 11, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LASERSCOPE
(Registrant)

Date: October 13, 2004	By:	/s/ Dennis LaLumandiere

Dennis LaLumandiere Vice President, Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

EXHIBIT
NUMBER	DESCRIPTION
10.06	Net Lease Agreement between Laserscope and Realtec Properties I, L.P. dated October 11, 2004.